EXHIBIT 10.12

INTERMODAL CHASSIS ISSUANCE, LLC,

as Issuer

and

INTERPOOL, INC.,

as Servicer

WACHOVIA SECURITIES, INC.

(f/k/a First Union Securities, Inc.)

as Administrative Agent

and

JPMORGAN CHASE BANK,

as ICI Indenture Trustee

______________

RESTATED SERIES 2003-1 SUPPLEMENT

Dated as of September 1, 2002, and

Restated as of February 1, 2003

to

AMENDED AND RESTATED INDENTURE

Dated as of September 1, 2002, and

Amended and Restated as of September 30, 2002

SERIES 2003-1 ICI NOTES

TABLE OF CONTENTS

		Page
	ARTICLE I

	DEFINITIONS; CALCULATION GUIDELINES

Section 101.	Definitions	1

	ARTICLE II

	CREATION OF THE SERIES 2003-1 ICI NOTES

Section 201.	Designation	10
Section 202.	Authentication and Delivery	11
Section 203.	Interest Payments on the Series 2003-1 ICI Notes	11
Section 204.	Principal Payments on the Series 2003-1 ICI Notes	12
Section 205.	Prepayment of Principal on the Series 2003-1 ICI Notes	12
Section 206.	Purchase of Class A ICI Notes	12
Section 207.	Payments of Principal and Interest	12
Section 208.	Restrictions on Transfer	13

	ARTICLE III

	SERIES 2003-1 SERIES ACCOUNT AND ALLOCATION AND APPLICATION OF AMOUNTS THEREIN; POLICY

Section 301.	Series 2003-1 Series Account	17
Section 302.	Reserved	17
Section 303.	Distributions from Series 2003-1 Series Account	17
Section 304.	The Policy	20

	ARTICLE IV

	ADDITIONAL COVENANTS

Section 401.	Rule 144A	23
Section 402.	Use of Proceeds	23
Section 403.	Additional Series	24
Section 404.	Annual Perfection Opinion	24

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	ARTICLE VIII

	MISCELLANEOUS PROVISIONS

Section 801.	Ratification of Indenture	32
Section 802.	Counterparts	32
Section 803.	Governing	33
Section 804.	Notices to Rating Agencies	33
Section 805.	Statutory References	33
Section 806.	No Petition	33

EXHIBITS

EXHIBIT A-1	Form of 144A Book-Entry Note
EXHIBIT A-2	Form of Temporary Regulation S Book-Entry Note
EXHIBIT A-3	Form of Unrestricted Book-Entry Note
EXHIBIT B	Form of Certificate to be Given by ICI Noteholder
EXHIBIT C	Form of Certificate to be Given by Euroclear or Clearstream
EXHIBIT D	Form of Certificate to be Given by Transferee of Beneficial Trust Interest In a Regulation S Temporary Book-Entry Note
EXHIBIT E	Form of Transfer Certificate for Exchange or Transfer From 144A Book-Entry Note to Regulations S Book-Entry Note

SCHEDULES

SCHEDULE 1	Class A-1 Targeted Principal Balance and Class A-1 Scheduled Targeted Principal Balance by Payment Date
SCHEDULE 2	Class A-2 Minimum Targeted Principal Balance and Class A-2 Scheduled Targeted Principal Balance by Payment Date
SCHEDULE 3	Class B Minimum Targeted Principal Balance and Class B Scheduled Targeted Principal Balance by Payment Date

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RESTATED SERIES 2003-1 SUPPLEMENT, dated as of September 1, 2002 and restated as of February 1, 2003 (as amended, restated, supplemented and otherwise modified from time to time, the “Supplement”), among Intermodal Chassis Issuance, LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), Interpool, Inc., a corporation organized under the laws of the State of Delaware (the “Servicer”), Wachovia Securities, Inc. (f/k/a First Union Securities, Inc.), a Delaware corporation, as administrative agent (the “Administrative Agent”) and JPMorgan Chase Bank, a New York banking corporation, as ICI Indenture Trustee (the “ICI Indenture Trustee”).

WHEREAS, pursuant to the Amended and Restated Indenture, dated as of September 1, 2002 and amended and restated as of September 30, 2002 (as amended, supplemented and otherwise modified from time to time in accordance with its terms, the “Indenture”), among the Issuer, the Servicer, the Administrative Agent and the ICI Indenture Trustee, the Issuer may from time to time direct the ICI Indenture Trustee to authenticate one or more new Series of ICI Notes. The Principal Terms of any new Series of ICI Notes are to be set forth in a Supplement to the Indenture.

WHEREAS, pursuant to this Supplement, the Issuer, the Servicer, the Administrative Agent and the ICI Indenture Trustee shall create a new Series of ICI Notes secured by, the ICI Collateral (the “Series 2003-1 ICI Notes”), and specify the Principal Terms thereof.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions; Calculation Guidelines

Section 101. Definitions.

(a) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“144A Book-Entry Notes” means the 144A Book-Entry Notes substantially in the form of Exhibit A-1 hereto.

“Advance Rate” means eighty two and one tenth percent (82.1%) or such other rate determined by the ICI Global Requisite Majority and the Servicer and that satisfies the Rating Agency Condition.

“Available Funds Shortfall” means, on each Determination Date, the amount, if any, by which (x) the sum of (1) the interest due and payable on the immediately following Payment Date, including any and all accrued interest on the Series 2003-1 ICI Notes, and (2) with respect to the Class A ICI Notes or the Class B ICI Notes, as the case may be, if the immediately following Payment Date is the related Series 2003-1 Legal Maturity Date, the then outstanding principal balance of such Class A ICI Notes or the Class B ICI Notes, as the case may be, on such Series 2003-1 Legal Maturity Date, exceeds (y) the amount of funds then on deposit in the Series 2003-1 Series Account (after giving effect to any amounts available under the Indenture or this Supplement to pay (i) such interest due and payable on the immediately following Payment Date and (ii) if the immediately following Payment Date is the Series 2003-1 Legal Maturity Date for the Class A ICI Notes or the Class B ICI Notes, as the case may be, such then outstanding principal balance of, and accrued interest on, the Class A ICI Notes or the Class B ICI Notes, as the case may be, on the related Series 2003-1 Legal Maturity Date).

“Base Rate” means on any date, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate and (b) the sum of (i) the Federal Funds Rate and (ii) 1.50% per annum.

“Class A ICI Note” means any one of the Class A-1 ICI Notes, Class A-2a ICI Notes and/or Class A-2b ICI Notes issued pursuant to the terms of this Supplement, substantially in the forms of Exhibit A-1, A-2 or A-3 to this Supplement.

“Class A ICI Note Interest Payment” means, on each Payment Date, the sum of (x) the Class A-1 ICI Note Interest Payment, (y) the Class A-2a ICI Note Interest Payment and (z) the Class A-2b ICI Note Interest Payment.

“Class A ICI Note Principal Balance” means, as of any date of determination, when referring to all Class A ICI Noteholders, an amount equal to the excess of (x) $399,559,835 over (y) the cumulative amount of all Class A Minimum Principal Amounts, Class A Scheduled Principal Amounts and any other principal payments actually paid to the Class A ICI Noteholders subsequent to the Closing Date.

“Class A ICI Noteholder” means, at any time of determination for the Class A ICI Notes, any person in whose name a Class A-1 ICI Note, a Class A-2a ICI Note and/or a Class A-2b ICI Note is registered in the ICI Note Register.

“Class A Initial Commitment” has the meaning set forth in Section 201 hereof.

“Class A Minimum Principal Amount” means for all Class A ICI Notes on any Payment Date, the excess, if any of (x) the then outstanding aggregate principal balance of the Class A ICI Notes over (y) the Class A Minimum Targeted Principal Balance for such Payment Date.

“Class A Minimum Targeted Principal Balance” means, with respect to each Payment Date, the sum of (x) the Class A-1 Minimum Targeted Principal Balance and (y) the Class A-2 Minimum Targeted Principal Balance.

“Class A Scheduled Principal Amount” means for all Class A ICI Notes for any Payment Date, the excess, if any, of (x) the then outstanding aggregate principal balance of the Class A ICI Notes (after giving effect to any payment of the Class A Minimum Principal Amount to be paid on such Payment Date), over (y) the Class A Scheduled Targeted Principal Balance for such Payment Date.

“Class A Scheduled Targeted Principal Balance” means, with respect to each Payment Date, the sum of (x) the Class A-1 Scheduled Targeted Principal Balance and (y) the Class A-2 Scheduled Targeted Principal Balance.

“Class A-1 ICI Note” means any one of the Intermodal Chassis Issuance, LLC Floating Rate Asset-Backed Notes, Series 2003-1, Class A-1 issued pursuant to the terms of this Supplement, substantially in the forms of Exhibit A-1, A-2 or A-3 to this Supplement.

“Class A-1 ICI Note Interest Payment” means, for each Class A-1 ICI Note on each Payment Date, the amount calculated with respect to such Class A-1 ICI Note pursuant to Section 203(a) hereof.

“Class A -1 Initial Commitment” has the meaning set forth in Section 201 hereof.

“Class A-1 Minimum Targeted Principal Balance” means for the Class A-1 ICI Notes for each Payment Date, the amount set forth opposite such Payment Date on Schedule 1 hereto under the column entitled “Class A-1 Minimum Targeted Principal Balance.”

“Class A-1 Scheduled Targeted Principal Balance” means for the Class A-1 ICI Notes for a Payment Date, the amount set forth opposite such Payment Date on Schedule 1 hereto under the column entitled “Class A-1 Scheduled Targeted Principal Balance” less any Principal Adjustments allocated to the Class A-1 ICI Notes (such Principal Adjustments shall initially be allocated pro rata and pari passu to the Class A ICI Notes based on the outstanding principal balance of the Class A ICI Notes and the outstanding principal balance of the Class B ICI Notes and the portion allocated to the Class A ICI Notes shall then be allocated pro rata and pari passu to the Class A-1 ICI Notes based on the outstanding principal balance of the Class A-1 ICI Notes and the outstanding principal balance of the Class A-2 ICI Notes).

“Class A-2 ICI Notes” means the Class A-2a ICI Notes and the Class A-2b ICI Notes.

“Class A-2 Minimum Targeted Principal Balance” means for the Class A-2 ICI Notes for each Payment Date, the amount set forth opposite such Payment Date on Schedule 2 hereto under the column entitled “Class A-2 Minimum Targeted Principal Balance.”

“Class A-2 Scheduled Targeted Principal Balance” means for the Class A-2 ICI Notes for a Payment Date, the amount set forth opposite such Payment Date on Schedule 2 hereto under the column entitled “Class A-2 Scheduled Targeted Principal Balance” less any Principal Adjustments allocated to the Class A-2 ICI Notes (such Principal Adjustments shall initially be allocated pro rata and pari passu to the Class A ICI Notes based on the outstanding principal balance of the Class A ICI Notes and the outstanding principal balance of the Class B ICI Notes and the portion allocated to the Class A ICI Notes shall then be allocated pro rata and pari passu to the Class A-2 ICI Notes based on the outstanding principal balance of the Class A-1 ICI Notes and the outstanding principal balance of the Class A-2 ICI Notes).

“Class A-2a ICI Note” means any one of the Intermodal Chassis Issuance, LLC Floating Rate Asset-Backed Notes, Series 2003-1, Class A-2a issued pursuant to the terms of this Supplement, substantially in the form of Exhibit A-1, A-2 or A-3 to this Supplement (as applicable).

“Class A-2a ICI Note Interest Payment” means, for each Class A-2a ICI Note on each Payment Date, the amount calculated with respect to such Class A-2a ICI Note pursuant to Section 203(a) hereof.

“Class A-2a Initial Commitment” has the meaning set forth in Section 201 hereof.

“Class A-2b ICI Note” means any one of the Intermodal Chassis Issuance, LLC Floating Rate Asset-Backed Notes, Series 2003-1, Class A-2b issued pursuant to the terms of this Supplement, substantially in the form of Exhibit A-l, A-2 or A-3 to this Supplement (as applicable).

“Class A-2b ICI Note Interest Payment” means, for each Class A-2b ICI Note on each Payment Date, the amount calculated with respect to such Class A-2b ICI Note pursuant to Section 203(a) hereof.

“Class A-2b Initial Commitment” has the meaning set forth in Section 201 hereof.

“Class B ICI Note” means any one of the Series 2003-1 Class B ICI Notes issued pursuant to the terms of this Supplement, substantially in the form of Exhibit A-1, A-2 or A-3 to this Supplement (as applicable).

“Class B ICI Note Interest Payment” means, for each Class B ICI Note on each Payment Date, the amount calculated with respect to such Class B ICI Note pursuant to Section 203(a) hereof.

“Class B ICI Note Principal Balance” means, as of any date of determination, when referring to all Class B ICI Noteholders, an amount equal to the excess of (x) $12,357,521 over (y) the cumulative amount of all Class B Minimum Principal Amounts, Class B Scheduled Principal Amounts and any other principal payments actually paid to the Class B ICI Noteholders subsequent to the Closing Date.

“Class B ICI Noteholder” means, at any time of determination for the Series 2003-1 ICI Notes, any person in whose name a Class B ICI Note is registered in the ICI Note Register.

“Class B Initial Commitment” has the meaning set forth in Section 201 hereof.

“Class B Minimum Principal Amount” means for the Class B ICI Notes on any Payment Date, the excess, if any of (x) the then outstanding principal balance of the Class B ICI Notes over (y) the Class B Minimum Targeted Principal Balance for such Payment Date.

“Class B Minimum Targeted Principal Balance” means for the Class B ICI Notes for each Payment Date, the amount set forth opposite such Payment Date on Schedule 3 hereto under the column entitled “Class B Minimum Targeted Principal Balance.”

“Class B Scheduled Principal Amount” means for the Class B ICI Notes for any Payment Date, the excess, if any, of (x) the then outstanding principal balance of the Class B ICI Notes (after giving effect to any payment of the Class B Minimum Principal Amount to be paid on such Payment Date), over (y) the Class B Scheduled Targeted Principal Balance for such Payment Date.

“Class B Scheduled Targeted Principal Balance” means for the Class B ICI Notes for a Payment Date, the amount set forth opposite such Payment Date on Schedule 3 hereto under the column entitled “Class B Scheduled Targeted Principal Balance” less any Principal Adjustments allocated to the Class B ICI Notes (such Principal Adjustments shall be allocated pro rata and pari passu to the Class B ICI Notes based on the outstanding principal balance of the Class A ICI Notes and the outstanding principal balance of the Class B ICI Notes).

“Clearing Agency” means, with respect to any Book-Entry Note, any Person designated as such by Issuer, which Person must be registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934.

“Closing Date” means February 11, 2003.

“Deficiency Amount” means the sum of (a) for any Payment Date, any shortfall in the aggregate amount available in the Series 2003-1 Series Account and any other amounts available under the Indenture or this Supplement to pay the interest due and payable on the Series 2003-1 ICI Notes on such Payment Date (excluding any ICI Default Interest) and (b) on the Series 2003-1 Legal Maturity Date, any shortfall in the aggregate amount available in the Series 2003-1 Series Account and any other amounts available under the Indenture or this Supplement to pay the then outstanding principal balance of, and accrued interest on, the Series 2003-1 ICI Notes on the Series 2003-1 Legal Maturity Date.

“DTC” means The Depository Trust Company, a New York corporation.

“Expected Maturity Date” means the related Series 2003-1 Expected Maturity Date.

“ICI Control Party” means with respect to this Supplement and the Series 2003-1 ICI Notes issued hereunder, the Series Enhancer, provided that if a Series Enhancer Default has occurred and is continuing or the Policy has expired and no amounts remain unpaid to the Series Enhancer pursuant to the Series 2003-1 Transaction Documents, the Majority of Holders of the Series 2003-1 ICI Notes. With respect to this Supplement and the Series 2003-1 ICI Notes issued hereunder, any notice, statement, report or other document to be delivered to the ICI Control Party under any of the ICI Relevant Documents, shall be delivered (x) to the extent that the Series Enhancer is the ICI Control Party, to the Series Enhancer and (y) if the ICI Control Party is not the Series Enhancer, to the ICI Indenture Trustee for distribution to the ICI Noteholders and the Series Enhancer (if any) of the related Series of ICI Notes.

“ICI Default Interest” means, for any Payment Date, the amount of incremental interest payable on the Series 2003-1 ICI Notes in accordance with the provisions of Section 203(b) hereof over the amount of interest payable pursuant to Section 203(a) hereof.

“ICI Legal Maturity Date” means, in the case of the Series 2003-1 Notes, the related Series 2003-1 Legal Maturity Date.

“ICI Minimum Targeted Principal Balance” with respect to this Supplement, means the sum of the Class A Minimum Targeted Principal Balance and the Class B Minimum Targeted Principal Balance.

“ICI Reimbursement Amount” shall have the meaning set forth in the Insurance Agreement.

“ICI Scheduled Targeted Principal Balance” with respect to this Supplement, means the sum of the Class A Scheduled Targeted Principal Balance and the Class B Scheduled Targeted Principal Balance.

“Initial Commitment” means the sum of the Class A Initial Commitment and the Class B Initial Commitment.

“Institutional Accredited Investors” shall have the meaning set forth in Section 208(a)(iii) hereof.

“Insurance Agreement” means, with respect to the Series 2003-1 ICI Notes, the Insurance and Indemnification Agreement, dated February 11, 2003, among the Series Enhancer, the Issuer, the ICI Indenture Trustee, ICI and the Servicer.

“Insured Payment” means, with respect to the Policy, (i) as of any Payment Date, any Deficiency Amount for such Payment Date and (ii) any Preference Amounts.

“Interest Accrual Period” means, with respect to a Payment Date, the period from, and including the immediately preceding Payment Date and ending on the day immediately preceding such Payment Date; provided that, in the case of the initial Payment Date, the period from and including the Closing Date to and including the day immediately preceding such Payment Date.

“Interest Rate” means, with respect to the Class A-1 ICI Notes, an amount equal to One-Month LIBOR plus fifty-five hundredths of one percent (0.55%); with respect to the Class A-2a ICI Notes, an amount equal to One-Month LIBOR plus twenty-two hundredths of one percent (0.22%); with respect to the Class A-2b ICI Notes, an amount equal to One-Month LIBOR plus sixty-six hundredths of one percent (0.66%); and, with respect to the Class B ICI Notes, an amount equal to One-Month LIBOR plus seventy-five hundredths of one percent (0.75%).

“Investment Letter” means a letter substantially in the form of Exhibit D to the Indenture delivered by an Institutional Accredited Investor to the ICI Indenture Trustee.

“Letter of Representations” means the Letter of Representations, dated as of the Closing Date, between the Issuer and the Clearing Agency.

“Majority of Holders” means, with respect to the Series 2003-1 ICI Notes as of any date of determination, the Series 2003-1 ICI Noteholders representing more than fifty percent (50%) of the aggregate outstanding principal balance of all Outstanding Series 2003-1 ICI Notes pro rata in accordance with their respective outstanding ICI Note principal balances; provided, however, that in the event that any Person in the Interpool Group owns any Series 2003-1 ICI

Notes hereunder, the outstanding principal balance of all Series 2003-1 ICI Notes held by such Person and the votes of such Series 2003-1 ICI Notes shall be disregarded when a vote is to be taken in connection with any consent, direction and/or waiver, including, without limitation, the declaration or waiver of any Servicer Default, ICI Event of Default, Series 2003-1 Amortization Event or waiver of any breach of any representation, warranty or covenant.

“MBIA” means MBIA Insurance Corporation, a stock insurance company organized and existing under the laws of the State of New York, and any successor thereto.

“Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy in the form required by the Policy, the original of which is subsequently delivered by registered or certified mail, for the ICI Indenture Trustee specifying the Deficiency Amount which shall be due and owing on the applicable Payment Date.

“One-Month LIBOR” means, for any Interest Accrual Period, the rate per annum, determined by the ICI Indenture Trustee and notified in writing by the ICI Indenture Trustee to the Servicer, which is the arithmetic mean (rounded to the nearest 1/100 of 1%) of the offered rates for dollar deposits having a maturity of one month commencing on the first day of such Interest Accrual Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (defined below) at approximately 11:00 a.m., London time on the second full Business Day prior to such date; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, “One-Month LIBOR” shall mean the rate per annum equal to the rate at which the principal London offices of Wachovia Bank, National Association is offered dollar deposits at or about 10:00 a.m., New York City time, two Business Days prior to the first Business Day of such Interest Accrual Period in the London eurodollar interbank market for delivery on the first day of such Interest Accrual Period for one month and in a principal amount equal to an amount of not less than $1,000,000. As used herein, “Telerate British Bankers Assoc. Interest Settlement Rates Page” means the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market), as reported by Bloomberg Financial Markets Commodities News (or by another source selected by the ICI Indenture Trustee and notified by the ICI Indenture Trustee to the Servicer).

“Overdue Rate” means, for any date of determination, an interest rate per annum equal to the sum of (i) the Base Rate then in effect plus (ii) two percent (2%).

“Placement Agency Agreement” the Placement Agency Agreement, dated January 30, 2003, by the Issuer, ICF, and Interpool as confirmed and accepted by the Placement Agent.

“Placement Agent” means, Wachovia Securities. Inc., a corporation organized and existing under the laws of the State of Delaware.

“Policy” means, with respect to the Series 2003-1 ICI Notes, the financial guaranty insurance policy number 39159R issued by the Series Enhancer.

“Preference Amount” means any amount previously distributed to a Series 2003-1 ICI Noteholder on the Series 2003-1 ICI Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

“Preference Claim” has the meaning set forth in Section 304(i).

“Premium” means the amount payable to the Series Enhancer in consideration for its issuance of the Policy.

“Premium Letter” means any letter setting forth the amounts payable to MBIA, as Series Enhancer for the Series 2003-1 ICI Notes, in consideration for its issuance of the Policy.

“Qualified Institutional Buyers” shall have the meaning set forth in Section 208(i) hereof.

“Regulation S” shall have the meaning set forth in Section 208(ii) hereof.

“Regulation S Temporary Book-Entry Notes” means the Regulation S Temporary Book-Entry Notes substantially in the form of Exhibit A-2.

“Series 2002-1 ICI Notes” has the meanings set forth in the Series 2002-1 Supplement.

“Series 2002-1 Supplement” means the Series 2002-1 Supplement to the Indenture, dated as of September 1, 2002, among Intermodal Chassis Issuance, LLC, Interpool, Inc., as Servicer, JPMorgan Chase Bank, as ICI Indenture Trustee and Wachovia Securities, Inc. (f/k/a First Union Securities, Inc.), as Administrative Agent (as supplemented, amended and otherwise modified from time to time).

“Series 2003-1 Amortization Events” shall have the meaning set forth in Section 701 hereof.

“Series 2003-1 Expected Maturity Date” means, with respect to the Class A-1 ICI Notes, January 20, 2013; with respect to the Class A-2a ICI Notes, January 20, 2008; with respect to the Class A-2b ICI Notes, January 20, 2013; and, with respect to the Class B ICI Notes, January 20, 2013.

“Series 2003-1 ICI Noteholder” shall mean the Person in whose name a Series 2003-1 ICI Note is registered in the ICI Note Register.

“Series 2003-1 ICI Notes” means the Class A-1 ICI Notes, Class A-2a ICI Notes, Class A-2b ICI Notes and Class B ICI Notes (including any and all replacements, extensions, substitutions or renewals of such Series of ICI Notes) the terms of which are specified in this Supplement.

“Series 2003-1 Legal Maturity Date” means, with respect to the Class A ICI Notes, January 20, 2018 and, with respect to the Class B ICI Notes, January 20, 2018.

“Series 2003-1 Series Account” means the account of that name established in accordance with Section 301 hereof.

“Series 2003-1 Transaction Documents” means any and all of the Indenture, this Supplement, the Series 2003-1 ICI Notes, the Servicing Agreement, the Servicer Report, the Transfer Agreements, the ICI Swap, the Placement Agency Agreement, the Administration Agreement, the Insurance Agreement, the Policy, the Premium Letter and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of Issuer with respect to the issuance and sale of the Series 2003-1 ICI Notes, as any of the foregoing may from time to time be amended, supplemented, renewed or otherwise modified.

“Series Enhancer” means MBIA.

“Series Enhancer Default” means the occurrence and continuance of any of the following events:

(a) the Series Enhancer shall have failed to make an Insured Payment required under the Policy in accordance with its terms;

(b) the Series Enhancer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable;

(c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Series Enhancer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Series Enhancer (or the taking of possession of all or any material portion of the property of the Series Enhancer).

“Transferor” means any Series 2003-1 ICI Noteholder or its agent for registration, transfer, exchange or payment that exchanges or transfers its beneficial interest in the Series 2003-1 ICI Notes.

“Unrestricted Book-Entry Notes” means the Unrestricted Book-Entry Notes substantially in the form of Exhibit A-3.

“U.S. Person” shall have the meaning set forth in Section 208(b)(i) hereof.

(b) Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture. Unless otherwise stated in this Supplement, the other definitional provisions set forth in Sections 102, 103 and 1313 of the Indenture shall apply to this Supplement.

ARTICLE II

Creation Of The Series 2003-1 ICI Notes

Section 201. Designation.

(a) There is hereby created a Series of ICI Notes to be issued in two Classes (“Class A” and “Class B”) and three subclasses (“Class A-1,” “Class A-2a” and “Class A-2b”) pursuant to the Indenture and this Supplement to be known as (1) “Intermodal Chassis Issuance, LLC Floating Rate Asset-Backed Notes, Series 2003-1, Class A-1,” (2) “Intermodal Chassis Issuance, LLC Floating Rate Asset-Backed Notes, Series 2003-1, Class A-2a,” (3) “Intermodal Chassis Issuance, LLC Floating Rate Asset-Backed Notes, Series 2003-1, Class A-2b,” and (4) the “Intermodal Chassis Issuance, LLC Floating Rate Asset-Backed Notes, Series 2003-1, Class B.” The Class A-1 ICI Notes will be issued in the initial principal balance of $262,559,835 (the “Class A-1 Initial Commitment”); the Class A-2a ICI Notes will be issued in the initial principal balance of $68,500,000 (the “Class A-2a Initial Commitment”); the Class A-2b ICI Notes will be issued in the initial principal balance of $68,500,000 (the “Class A-2b Initial Commitment” and together with the Class A-1 Initial Commitment and the Class A-2a Initial Commitment the “Class A Initial Commitment”). The Class B ICI Notes will be issued in the initial principal balance of $12,357,521 (the “Class B Initial Commitment”). The issuance date of the Series 2003-1 ICI Notes is the Closing Date.

(b) The first Payment Date with respect to the Series 2003-1 ICI Notes shall be February 20, 2003.

(c) Payments of principal on the Series 2003-1 ICI Notes shall be payable from funds on deposit in the Series 2003-1 Series Account or otherwise at the times and in the amounts set forth in Article III of the Indenture and Article III of this Supplement.

(d) The Series 2003-1 ICI Notes are not classified as “Warehouse Notes”.

(e) The Policy and the Insurance Agreement shall collectively constitute a Series Enhancement Agreement with respect to this Supplement and the Series 2003-1 ICI Notes issued hereunder and MBIA shall constitute the Series Enhancer with respect to the Series 2003-1 ICI Notes.

(f) The Class A ICI Note Interest Payment and the Class B ICI Note Interest Payment payable on each Payment Date shall each constitute a “Priority Interest Payment.” In the event that any of the Class A ICI Note Interest Payment or the Class B ICI Note Interest Payment is paid by the Series Enhancer, then the Series Enhancer’s rights to be reimbursed therefor under the Insurance Agreement, together with interest thereon at the interest rate described in Section 203 hereof, shall be a Priority Interest Payment with respect to Series 2003-1.

(g) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern to the extent permitted by the Indenture.

Section 202. Authentication and Delivery.

(a) On the Closing Date, the Issuer shall sign, and shall direct the ICI Indenture Trustee in writing pursuant to Section 201 of the Indenture to duly authenticate, and the ICI Indenture Trustee, upon receiving such direction subject to compliance with the conditions precedent set forth in Section 501 hereof, (i) shall authenticate the Series 2003-1 ICI Notes in accordance with such written directions, and (ii) shall deliver such Series 2003-1 ICI Notes to the Series 2003-1 ICI Noteholders in accordance with such written directions.

(b) In accordance with Section 202 of the Indenture, the Series 2003-1 ICI Notes sold in reliance on Rule 144A shall be represented by one or more Rule 144A Global ICI Notes. Any Series 2003-1 ICI Note sold in reliance on Regulation S shall be represented by one or more Regulation S Global ICI Notes.

(c) The Series 2003-1 ICI Notes shall be substantially in the form of Exhibit A-l, A-2 and A-3 hereto (as applicable) and shall be executed by manual or facsimile signature on behalf of Issuer by any officer of Issuer.

(d) The Class A ICI Notes shall be issued in minimum denominations of One Hundred Thousand Dollars ($100,000) and in integral multiples of One Thousand Dollars ($1,000) in excess thereof; provided that one Class A ICI Note of each subclass may be issued in a nonstandard denomination. The Class B ICI Notes shall be issued in minimum denominations of One Million Dollars ($1,000,000) and in integral multiples of One Thousand Dollars ($1,000) in excess thereof; provided that one Class B ICI Note may be issued in a nonstandard denomination. At no time will there be more than one hundred (100) Persons holding all ICI Notes (including the Class B ICI Notes) and all equity interests in ICI that have not received an Opinion of Counsel (from a person other than internal counsel of Interpool) stating that the ICI Notes held by such Persons will be treated as indebtedness for federal income tax purposes.

Section 203. Interest Payments on the Series 2003-1 ICI Notes.

(a) Interest on Series 2003-1 ICI Notes. Interest on the Series 2003-1 ICI Notes shall (i) accrue during each Interest Accrual Period at the related Interest Rate, (ii) be calculated based on the actual number of days elapsed on the basis of a 360 day year, (iii) be due and payable on each Payment Date and (iv) be calculated based on the then outstanding principal balance of such Series 2003-1 ICI Note during each Interest Accrual Period. To the extent that the amount of interest which is due and payable on any Payment Date is not paid in full on such date, such shortfall, together with interest thereon at the Overdue Rate as set forth in subsection (b) hereof for the next Interest Accrual Period, shall be due and payable on the immediately succeeding Payment Date.

(b) Interest on Overdue Amounts. If the Issuer shall default in the payment of (i) the outstanding principal balance of any Series 2003-1 ICI Notes on the related Series 2003-1 Legal Maturity Date, or (ii) the Class A Minimum Principal Amount or the Class B Minimum Principal Amount when due, or (iii) the Class A ICI Note Interest Payment on any Class A ICI Note or the Class B ICI Note Interest Payment on any Class B ICI Note when due, or (iv) any other amount becoming due under this Supplement or the Indenture, the Issuer shall, from time to time, pay interest on such unpaid amounts, to the extent permitted by applicable law, to, but not including, the date of actual payment (after as well as before judgment), at a rate per annum equal to the Overdue Rate, for the period during which such principal, interest or other amount shall be unpaid from the due date of such payment to the date of actual payment thereof. To the extent that the amount of interest which is due and payable on any Payment Date is not paid in full on such date, such shortfall, together with interest thereon at the Overdue Rate as set forth in this subsection (b) hereof for the next Interest Accrual Period, shall be due and payable on the immediately succeeding Payment Date.

Section 204. Principal Payments on the Series 2003-1 ICI Notes. The principal balance of the Class A ICI Notes shall be payable on each Payment Date from amounts on deposit in the Series 2003-1 Series Account in an amount equal to the Class A Minimum Principal Amount and the Class A Scheduled Principal Amount for such Payment Date. The principal balance of the Class B ICI Notes shall be payable on each Payment Date from amounts on deposit in the Series 2003-1 Series Account in an amount equal to the Class B Minimum Principal Amount and the Class B Scheduled Principal Amount for such Payment Date. In addition, at the times and in the amounts set forth in the Indenture and this Supplement, ICI Holders of the Series 2003-1 ICI Notes may be entitled to receive additional payments of principal, as set forth in Section 303 hereto. The outstanding principal amount of the Series 2003-1 ICI Notes, together with all unpaid interest (including all ICI Default Interest), fees, expense, costs and other amounts payable by the Issuer pursuant to the terms of the Indenture and this Supplement, shall be due and payable in full on the related Series 2003-1 Legal Maturity Date.

Section 205. Prepayment of Principal on the Series 2003-1 ICI Notes. Except as provided in Section 702(a) or Section 702(c) of the ICI Indenture, the Issuer will not be permitted to make a voluntary prepayment of all, or any portion of, the principal balance of the Series 2003-1 ICI Notes prior to (a) the Payment Date occurring three (3) years after the Closing Date or (b) the date that the sum of the outstanding Class A ICI Note Principal Balance and the Class B ICI Note Principal Balance is equal to or less than fifteen percent (15%) of the Initial Commitment of all Series 2003-1 ICI Notes. Thereafter, the Issuer will have the option to prepay, without premium, on any Payment Date the entire outstanding principal of the Series 2003-1 ICI Notes. Any such prepayment of the principal balance of the Series 2003-1 ICI Notes shall also include accrued interest to the date of prepayment on the principal balance being prepaid and all other amounts due and payable to the related Series 2003-1 ICI Noteholders and the Series Enhancer, including any early termination fees owed under the Insurance Agreement.

Section 206. Reserved.Payments of Principal and Interest. All payments of principal and interest on the Series 2003-1 ICI Notes shall be paid to the Series 2003-1 ICI Noteholders reflected in the ICI Note Register as of the related Record Date by wire transfer of immediately available funds for receipt prior to 1:00 p.m. (New York City time) on the related Payment Date to the account that such Series 2003-1 ICI Noteholder has designated to the ICI Indenture Trustee in writing on or prior to the second Business Day preceding the Payment Date. Any payments received by the Series 2003-1 ICI Noteholders after 1:00 p.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day by such Series 2003-1 ICI Noteholder.

Section 208. Restrictions on Transfer.

(a) On the Closing Date, the Issuer shall sell the Series 2003-1 ICI Notes to the Series 2003-1 ICI Noteholders pursuant to the Placement Agency Agreement and deliver such Series 2003-1 ICI Notes in accordance herewith and therewith. No Series 2003-1 ICI Note may be sold, transferred or otherwise disposed of except as follows:

(i) to Persons that the transferring Person reasonably believes are Qualified Institutional Buyers in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A;

(ii) to Persons in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”);

(iii) to institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (“Institutional Accredited Investors”) that take delivery of a Class A ICI Note in an amount of at least $100,000 or a Class B ICI Note in an amount of at least $1,000,000 and that deliver an Investment Letter to the ICI Indenture Trustee; or

(iv) to a Person who is taking delivery of such Series 2003-1 ICI Notes pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act, as confirmed in an Opinion of Counsel addressed to the ICI Indenture Trustee, the Issuer and the Transferor, which counsel and opinion are satisfactory to the ICI Indenture Trustee, the Issuer and the Transferor.

The ICI Indenture Trustee shall have no obligations or duties with respect to determining whether any transfers of the Series 2003-1 ICI Notes are made in accordance with the Securities Act or any other law; provided that with respect to Definitive Notes, the ICI Indenture Trustee shall enforce such transfer restrictions in accordance with the terms set forth in this Supplement.

(b) Each purchaser of the Series 2003-1 ICI Notes (including any purchaser, of an interest in the Series 2003-1 ICI Notes which are Global Notes) shall be deemed to have acknowledged and agreed as follows:

(i) It is (A) a qualified institutional buyer as defined in Rule 144A (“Qualified Institutional Buyer”) and is acquiring such Series 2003-1 ICI Notes for its own institutional account or for the account or accounts of a Qualified Institutional Buyer or (B) purchasing such Series 2003-1 ICI Notes in a transaction exempt from registration under the Securities Act and in compliance with the provisions of this Supplement and in compliance with the legend set forth in clause (vi) of this Section 208(b) or (C) not a U.S. Person as defined in Regulation S (a “U.S. Person”) and is acquiring such Series 2003-1 ICI Notes outside of the United States.

(ii) It is purchasing (x) one or more Class A ICI Notes in an amount of at least $100,000 and it understands that such Class A ICI Notes may be resold, pledged or otherwise transferred only in an amount of at least $100,000 and/or (y) one or more Class

B ICI Notes in an amount of at least $1,000,000 and it understand that such Class B ICI Notes may be resold, pledged or otherwise transferred only in an amount of at least $1,000,000.

(iii) It represents and warrants to Issuer, the ICI Indenture Trustee, the Placement Agent, the Servicer and any successor Servicer that either (i) it is not a Plan and it is not directly or indirectly acquiring the Series 2003-1 ICI Notes on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with the assets of a Plan; or (ii) the acquisition and holding of the Series 2003-1 ICI Notes will not give rise to a transaction described in section 406(a) of ERISA or Section 4975 of the Code for which a statutory or administrative exemption is unavailable.

(iv) It understands that the Series 2003-1 ICI Notes are being transferred to it in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Series 2003-1 ICI Notes, such Series 2003-1 ICI Notes may be resold, pledged or transferred only in accordance with applicable state securities laws and (A) in a transaction meeting the requirements of Rule 144A, to a Person that the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account (or for the account or accounts of a Qualified Institutional Buyer) and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) (x) to a Person that is an Institutional Accredited Investor, is taking delivery of such Series 2003-1 ICI Notes in an amount of at least $100,000 for any Class A ICI Notes and $1,000,000 for any Class B ICI Notes, and delivers an Investment Letter to the ICI Indenture Trustee or (y) to a Person that is taking delivery of such Series 2003-1 ICI Notes pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act, as confirmed in an Opinion of Counsel addressed to the ICI Indenture Trustee, the Transferor and the Issuer, which counsel and opinion are satisfactory to the ICI Indenture Trustee, the Transferor and the Issuer, or (C) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S.

(v) Reserved.

(vi) It understands that each:

(A)

Book-Entry Series 2003-1 ICI Notes only shall bear a legend substantially to the following effect: UNLESS THIS SERIES 2003-1 ICI NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH ICI NOTE OR ITS AGENT (THE “TRANSFEROR”) FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 2003-1 ICI NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS

WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(B)

Series 2003-1 ICI Note shall bear a legend substantially to the following effect: THIS SERIES 2003-1 ICI NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE ICI HOLDER HEREOF, BY PURCHASING THIS SERIES 2003-1 ICI NOTE, AGREES THAT THIS SERIES 2003-1 ICI NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2003-1 ICI NOTE IN AN AMOUNT OF AT LEAST [FOR CLASS A ICI NOTES: $100,000/FOR CLASS B ICI NOTES: $1,000,000] AND DELIVERS AN INVESTMENT LETTER TO THE ICI INDENTURE TRUSTEE OR (B) THAT IS TAKING DELIVERY OF THIS SERIES 2003-1 ICI NOTE PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE ICI INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE ICI INDENTURE TRUSTEE.

EACH PURCHASER OF THIS SERIES 2003-1 ICI NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT TO THE PLACEMENT AGENT, THE ISSUER, THE ICI INDENTURE TRUSTEE AND THE SERVICER THAT EITHER (1) IT IS NOT ACQUIRING THIS SERIES 2003-1 ICI NOTE WITH THE ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA OR A “PLAN” WITHIN THE MEANING OF SECTION 4975 OF THE CODE; OR (2) THE ACQUISITION AND HOLDING OF THE SERIES 2003-1 ICI NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406(a) OF ERISA OR SECTION 4975 OF THE CODE.

THIS SERIES 2003-1 ICI NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

(vii) Each investor described in Section 208(a)(ii) hereof understands that the Series 2003-1 ICI Notes have not and will not be registered under the Securities Act, that any offers, sales or deliveries of the Series 2003-1 ICI Notes purchased by it in the United States or to U.S. Persons prior to the date that is 40 days after the later of (i) the commencement of the distribution of the Series 2003-1 ICI Notes and (ii) the Closing Date, may constitute a violation of United States law, and that distributions of principal and interest will be made in respect of such Series 2003-1 ICI Notes only following the delivery by the holder of a certification of non-U.S. beneficial ownership or the exchange of beneficial interest in Regulation S Temporary Book-Entry Notes for beneficial interests in the related Unrestricted Book-Entry Notes (which in each case will itself require a certification of non-U.S. beneficial ownership), at the times and in the manner set forth in this Supplement.

(viii) The Regulation S Temporary Book-Entry Notes representing the Series 2003-1 ICI Notes sold to each investor described in Section 208(a)(ii) hereof will bear a legend to the following effect, unless the Issuer determines otherwise consistent with applicable law:

(A)

EACH INVESTOR DESCRIBED IN SECTION 208(a)(ii) OF THE SERIES 2003-1 SUPPLEMENT UNDERSTANDS THAT THE SERIES 2003-1 ICI NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, THAT ANY OFFERS, SALES OR DELIVERIES OF THE SERIES 2003-1 ICI NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE DISTRIBUTION OF THE SERIES 2003-1 ICI NOTES AND (II) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND ACCORDINGLY MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH SERIES 2003-1 ICI NOTES ONLY FOLLOWING THE DELIVERY BY THE ICI HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY BOOK-ENTRY NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK-ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE AND THE SERIES 2003-1 SUPPLEMENT.

(ix) The ICI Indenture Trustee shall not permit the transfer of any Series 2003-1 ICI Notes unless such transfer complies with the terms of the foregoing legends, as applicable, and, in the case of a transfer (i) to an Institutional Accredited Investor (other than a Qualified Institutional Buyer), the transferee delivers a completed Investment Letter to the ICI Indenture Trustee, or (ii) to a person other than a Qualified Institutional Buyer or an Institutional Accredited Investor, upon delivery of an Opinion of Counsel satisfactory to the ICI Indenture Trustee, the Transferor and the Issuer, to the effect that the transferee is taking delivery of the Series 2003-1 ICI Notes in a transaction that is otherwise exempt from the registration requirements of the Securities Act.

(c) Each purchaser of the Series 2003-1 ICI Notes shall be a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940.

(d) Exhibit(s) B through E, as appropriate, shall be completed in connection with any transfer of Series 2003-1 ICI Notes.

(e) The ICI Indenture Trustee shall not permit the transfer of any Series 2003-1 ICI Notes unless, after giving effect to the related purchase of the Series 2003-1 ICI Notes, there are not more than one hundred (100) Persons holding all ICI Notes (including the Class B ICI Notes) and all equity interests in ICI that have not received an Opinion of Counsel (from a person other than internal counsel of Interpool) stating that the ICI Notes held by such Persons will be treated as indebtedness for federal income tax purposes

ARTICLE III

Series 2003-1 Series Account And Allocation and

Application Of Amounts Therein; Policy

Section 301. Series 2003-1 Series Account. The ICI Indenture Trustee shall establish on or before the Closing Date and maintain, so long as any Series 2003-1 ICI Note is Outstanding, an Eligible Account which shall be designated as the “Series 2003-1 Series Account,” which account shall be held in the name of the ICI Indenture Trustee for the benefit of the Series 2003-1 ICI Noteholders. All funds for the benefit of the Series 2003-1 ICI Noteholders allocated from the ICI Collection Account shall be accumulated in, and withdrawn from, the Series 2003-1 Series Account in accordance with the provisions of the Indenture and this Supplement.

Section 302. Reserved.

Section 303. Distributions from Series 2003-1 Series Account.

(a) On each Payment Date, the ICI Indenture Trustee shall, based solely on the information contained in the Servicer Report delivered to it by the Servicer, pay the amounts then on deposit in the Series 2003-1 Series Account in accordance with the provisions of this Section 303 of this Supplement for the related Collection Period; provided, however, that upon the failure of the Servicer to deliver a Servicer Report, the ICI Indenture Trustee shall pay the Class A ICI Note Interest Payment and the Class B ICI Note Interest Payment on account of the Class A ICI Note Interest Payment and the Class B ICI Note Interest Payment from ICI Available Funds for distribution to the Series 2003-1 ICI Noteholders and shall hold the balance until delivery of such Servicer Report.

(b) On each Payment Date, the ICI Indenture Trustee shall make the following payments from the Series 2003-1 Series Account to the following Persons in the following order of priority:

(1) To (pro rata and pari passu in the event of insufficient cash to pay all interest due on the Class A ICI Notes, based on the outstanding principal balance of the Class A-1 ICI Notes, the Class A-2a ICI Notes and the Class A-2b ICI Notes), (x) each ICI Holder of a Class A-1 ICI Note on the related Record Date, an amount equal to its pro rata portion of the Class A-1 ICI Note Interest Payment (exclusive of ICI Default Interest) and any other Priority Interest Payments due and payable to each ICI Holder of a Class A-1 ICI Note and allocated to the Series 2003-1 ICI Notes for such Payment Date and (y) each ICI Holder of a Class A-2a ICI Note on the related Record Date, an amount equal to its pro rata portion of the Class A-2a ICI Note Interest Payment (exclusive of ICI Default Interest) and any other Priority Interest Payments due and payable to each ICI Holder of a Class A-2a ICI Note and allocated to the Series 2003-1 ICI Notes for such Payment Date and (z) each ICI Holder of a Class A-2b ICI Note on the related Record Date, an amount equal to its pro rata portion of the Class A-2b ICI Note Interest Payment (exclusive of ICI Default Interest) and any other Priority Interest Payments due and payable to each ICI Holder of a Class A-2b ICI Note and allocated to the Series 2003-1 ICI Notes for such Payment Date;

(2) To each ICI Holder of a Class B ICI Note on the related Record Date, an amount equal to its pro rata portion of the Class B ICI Note Interest Payment (exclusive of ICI Default Interest) and any other Priority Interest Payments due and payable to each ICI Holder of a Class B ICI Note and allocated to the Series 2003-1 ICI Notes on such Payment Date;

(3) To, pro rata and pari passu (in the case of the Class A-1 ICI Notes, based on the proportion of the outstanding principal balance of the Class A-1 ICI Notes relative to the outstanding aggregate principal balance of the Class A ICI Notes and, in the case of the Class A-2 ICI Notes, based on the proportion of the outstanding principal balance of the Class A-2 ICI Notes relative to the outstanding aggregate principal balance of the Class A ICI Notes):

(x) each ICI Holder of a Class A-1 ICI Note on the related Record Date, pro rata, from first the Senior Principal Allocation to the Series 2003-1 ICI Notes on such Payment Date and second, to the extent of any shortfall, the Junior Principal Allocation to the Series 2003-1 ICI Notes on such Payment Date, an amount equal to such Class A ICI Noteholder’s pro rata portion of the Class A Minimum Principal Amount then due and payable to each ICI Holder of a Class A-1 ICI Note and allocated to the Series 2003-1 ICI Notes on such Payment Date, and

(y) in the following order of priority:

(i) FIRST to each ICI Holder of a Class A-2a ICI Note on the related Record Date until the outstanding principal balance of the Class A-2a ICI Notes is equal to zero, pro rata, from first the Senior Principal Allocation to the Series 2003-1 ICI Notes on such Payment Date and second, to the extent of any shortfall, the Junior Principal Allocation to the Series 2003-1 ICI Notes on such Payment Date, an amount equal to the product of (A) the Class A Minimum Principal Amount then due and payable to each ICI Holder of a Class A-2 ICI Note and allocated to the Series 2003-1 ICI Notes on such Payment Date and (B) the quotient of (I) the outstanding principal balance of such ICI Holder’s Class A-2a ICI Note and (II) the outstanding principal balance of all Class A-2a ICI Notes, and

(ii) SECOND to each ICI Holder of a Class A-2b ICI Note on the related Record Date after payment in full of the outstanding principal balance of the Class A-2a ICI Notes, pro rata, from first the Senior Principal Allocation to the Series 2003-1 ICI Notes on such Payment Date and second, to the extent of any shortfall, the Junior Principal Allocation to the Series 2003-1 ICI Notes on such Payment Date, an amount equal to such ICI Holder’s pro rata portion of the Class A Minimum Principal Amount then due and payable to each ICI Holder of a Class A-2 ICI Note and allocated to the Series 2003-1 ICI Notes on such Payment Date.

(4) To each ICI Holder of a Class B ICI Note on the related Record Date, pro rata, from the Junior Principal Allocation to the Series 2003-1 ICI Notes on such Payment Date, an amount equal to such Class B ICI Noteholder’s pro rata portion of the Class B Minimum Principal Amount then due and payable to each ICI Holder of a Class B ICI Note on such Payment Date;

(5) To, pro rata and pari passu (in the case of the Class A-1 ICI Notes, based on the proportion of the outstanding principal balance of the Class A-1 ICI Notes relative to the outstanding aggregate principal balance of the Class A ICI Notes and, in the case of the Class A-2 ICI Notes, based on the proportion of the outstanding principal balance of the Class A-2 ICI Notes relative to the outstanding aggregate principal balance of the Class A ICI Notes):

(x) each ICI Holder of a Class A-1 ICI Note on the related Record Date, pro rata, from the Senior Principal Allocation to the Series 2003-1 ICI Notes on such Payment Date, an amount equal to such ICI Holder’s pro rata portion of the Class A Scheduled Principal Amount then due and payable to each ICI Holder of a Class A-1 ICI Note on such Payment Date, and

(y) in the following order of priority:

(i) FIRST to each ICI Holder of a Class A-2a ICI Note on the related Record Date until the outstanding principal balance of the Class A-2a ICI Notes is equal to zero, pro rata, from the Senior Principal Allocation to the Series 2003-1 ICI Notes on such Payment Date, an amount equal to the product of (A) the Class A Scheduled Principal Amount then due and payable to each ICI Holder of a Class A-2 ICI Note on such Payment Date and (B) the quotient of (I) the outstanding principal balance of such ICI Holder’s Class A-2a ICI Note and (II) the outstanding principal balance of all Class A-2a ICI Notes, and

(ii) SECOND to each ICI Holder of a Class A-2b ICI Note on the related Record Date after payment in full of the outstanding principal balance of the Class A-2a ICI Notes, pro rata, from the Senior Principal Allocation to the Series 2003-1 ICI Notes on such Payment Date, an amount equal to such ICI Holder’s pro rata portion of the Class A Scheduled Principal Amount then due and payable to each ICI Holder of a Class A-2 ICI Note on such Payment Date.

(6) To each ICI Holder of a Class B ICI Note on the related Record Date, pro rata, from the Junior Principal Allocation to the Series 2003-1 ICI Notes on such Payment Date, an amount equal to such Class B ICI Noteholder’s pro rata portion of the Class B Scheduled

Principal Amount then due and payable to each ICI Holder of a Class B ICI Note on such Payment Date;

(7) To, pro rata and pari passu (in the case of the Class A-1 ICI Notes, based on the proportion of the outstanding principal balance of the Class A-1 ICI Notes relative to the outstanding aggregate principal balance of the Class A ICI Notes and, in the case of the Class A-2 ICI Notes, based on the proportion of the outstanding principal balance of the Class A-2 ICI Notes relative to the outstanding aggregate principal balance of the Class A ICI Notes):

(x) each ICI Holder of a Class A-1 ICI Note on the related Record Date, pro rata, all other amounts then due and payable to each ICI Holder of a Class A-1 ICI Note on such Payment Date, and

(y) in the following order or priority:

(i) FIRST to each ICI Holder of a Class A-2a ICI Note on the related Record Date, pro rata, an amount equal to the product of (A) all other amounts then due and payable to each ICI Holder of a Class A-2a ICI Note on such Payment Date and (B) the quotient of (I) the outstanding principal balance of such ICI Holder’s Class A-2a ICI Note and (II) the outstanding principal balance of all Class A-2a ICI Notes; and

(ii) SECOND to each ICI Holder of a Class A-2b ICI Note on the related Record Date after payment in full of the outstanding principal balance of the Class A-2a ICI Notes, pro rata, all other amounts then due and payable to each ICI Holder of a Class A-2b ICI Note on such Payment Date.

(8) To each ICI Holder of a Class B ICI Note on the related Record Date, pro rata, all other amounts then due and payable to each ICI Holder of a Class B ICI Note on such Payment Date.

Any amounts payable to a Series 2003-1 ICI Noteholder shall be made by wire transfer of immediately available funds to the account that such ICI Noteholder has designated to the ICI Indenture Trustee in writing on or prior to the Business Day immediately preceding the Payment Date.

Section 304. The Policy.

(a) On each Determination Date, the ICI Indenture Trustee shall determine, with respect to the immediately following Payment Date, based solely on the information contained in the Servicer Report, whether there exists an Available Funds Shortfall.

(b) (i) If there exists an Available Funds Shortfall, the ICI Indenture Trustee (provided it has received a copy of the related Servicer Report by 11:00 AM the related Determination Date) shall complete a Notice in the form of Exhibit A to the Policy and submit such notice to the Fiscal Agent (as defined in the Policy) via facsimile transmission no later than 11:00 a.m. New York time on the third Business Day (as defined in the Policy) preceding such Payment Date as a claim for a Deficiency Amount (as defined in the Policy) in an amount equal to and on account of such Available Funds Shortfall. Any payment made by the Series Enhancer under the Policy shall be applied solely to the payment of principal and/or interest (other than ICI Default Interest) on the Series 2003-1 ICI Notes.

(c) The ICI Indenture Trustee shall (i) receive Insured Payments as attorney-in-fact of each of the Series 2003-1 ICI Noteholders and (ii) disburse such Insured Payments directly to the Series 2003-1 ICI Noteholders. The Issuer hereby agrees for the benefit of the Series Enhancer (and each Series 2003-1 ICI Noteholder, by acceptance of its Series 2003-1 ICI Notes, will be deemed to have agreed) that to the extent the Series Enhancer makes, or causes to be made, Insured Payments, either directly or indirectly (as by paying through distribution to the ICI Indenture Trustee), to the Series 2003-1 ICI Noteholders, the Series Enhancer will be entitled to receive, by virtue of its subrogation to the rights of such Series 2003-1 ICI Noteholders, the related ICI Reimbursement Amount pursuant to Section 303 hereof and Section 302 of the ICI Indenture.

(d) The Series 2003-1 ICI Notes will be insured by the Policy pursuant to the terms set forth therein, notwithstanding any provisions to the contrary contained in this Supplement or the Indenture. All amounts received under the Policy shall be used solely for the payment when due to the Series 2003-1 ICI Noteholders of the Insured Payments.

(e) If a Corporate Trust Officer of the ICI Indenture Trustee at any time has actual knowledge that an Available Funds Shortfall will exist on the applicable Payment Date, the ICI Indenture Trustee shall immediately notify the Series Enhancer and its Fiscal Agent (as defined in the Policy), or its designee, by telephone (promptly confirmed in writing by overnight mail or facsimile transmission), of the amount of such deficiency.

(f) Anything herein to the contrary notwithstanding, any payment with respect to the principal of or interest on the Series 2003-1 ICI Notes which is made with moneys received pursuant to the terms of the Policy shall not be considered payment by the Issuer of the Series 2003-1 ICI Notes, shall not discharge the Issuer in respect of its obligation to make such payment, and shall not result in the payment of, or the provision for the payment of, the principal of or interest on, the Series 2003-1 ICI Notes for purposes of Section 203 hereof, Section 204 hereof or Section 702 of the Indenture. The Issuer and the ICI Indenture Trustee acknowledge that, without the need for any further action on the part of the Series Enhancer, the Issuer, the ICI Indenture Trustee or the ICI Note Registrar, (i) to the extent the Series Enhancer makes payments, directly or indirectly, on account of principal of, or interest on, the Series 2003-1 ICI Notes to the Series 2003-1 ICI Noteholders, the Series Enhancer will be fully subrogated to the rights of such Series 2003-1 ICI Noteholders to receive such principal and interest from the Issuer, (ii) as long as no Series Enhancer Default has occurred and is continuing, the Series Enhancer shall receive all ICI Default Interest due and payable to each Series 2003-1 ICI Noteholder and (iii) the Series Enhancer shall be paid such principal and interest in its capacity as a ICI Holder of the Series 2003-1 ICI Notes, but only from the sources and in the manner provided herein for the payment of such principal and interest in each case only after the ICI Holders of such Series 2003-1 ICI Notes have received payment of all Insured Payments for such principal and interest. To evidence the Series Enhancer’s subrogation to the rights of the Series 2003-1 ICI Noteholders with regard to such principal and interest, the ICI Note Register shall note the Series Enhancer’s rights as subrogee thereof upon the register of Series 2003-1 ICI

Noteholders upon receipt from the Series Enhancer of proof of payment by the Series Enhancer of the related Insured Payment.

(g) The parties hereto grant to the Series Enhancer, as long as no Series Enhancer Default shall have occurred and is continuing or the Policy has not expired and no amounts remain unpaid by the Series Enhancer pursuant to the Series 2003-1 Transaction Documents, the right of prior approval of amendments or supplements to the Series 2003-1 Transaction Documents and of the exercise of any option, vote, right, power or the like available to the Series 2003-1 ICI Noteholders hereunder.

(h) The ICI Indenture Trustee shall keep a complete and accurate record of the amount and allocation of Insured Payments and the Series Enhancer shall have the right to inspect such records at reasonable times upon one Business Day’s prior written notice to the ICI Indenture Trustee.

(i) In the event that the ICI Indenture Trustee has received a certified copy of an order of the appropriate court that any principal or interest paid on a Series 2003-1 ICI Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the ICI Indenture Trustee shall so notify the Series Enhancer, shall comply with the provisions of the Policy to obtain payment by the Series Enhancer of such avoided payment, and shall, at the time it provides notice to the Series Enhancer and its Fiscal Agent (as defined in the Policy), notify the Series 2003-1 ICI Noteholders by mail that, in the event that any Series 2003-1 ICI Noteholder’s payment is so recoverable, such Series 2003-1 ICI Noteholder will be entitled to payment thereof pursuant to the terms of the Policy. The ICI Indenture Trustee shall furnish to the Series Enhancer, at its written request, the requested records it holds in its possession evidencing the payments of principal of and interest on Series 2003-1 ICI Notes, if any, which have been made by the ICI Indenture Trustee and subsequently recovered from Series 2003-1 ICI Noteholders, and the dates on which such payments were made. Pursuant to the terms of the Policy, the Series Enhancer will make such payment on behalf of the Series 2003-1 ICI Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Policy) and not to the ICI Indenture Trustee or any Series 2003-1 ICI Noteholder directly (unless a Series 2003-1 ICI Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Series Enhancer will make such payment to the ICI Indenture Trustee for distribution to such Series 2003-1 ICI Noteholder upon proof of such payment reasonably satisfactory to the Series Enhancer).

The ICI Indenture Trustee shall promptly notify the Series Enhancer if a Responsible Officer receives written notice of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a “Preference Claim”) of any distribution made with respect to the Series 2003-1 ICI Notes. Each Series 2003-1 ICI Noteholder, by its purchase of Series 2003-1 ICI Notes, and the ICI Indenture Trustee hereby agree that the Series Enhancer (so long as no Series Enhancer Default exists or so long as the Policy has not expired and no amounts remain unpaid by the Series Enhancer pursuant to the Series 2003-1 Transaction Documents) may at any time during the continuation of any Proceeding relating to a Preference Amount direct all matters relating to such matter relating to a Preference Amount, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Amount and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, and without limitation of the foregoing, the Series Enhancer shall be subrogated to the rights of the ICI Indenture Trustee and each such Series 2003-1 ICI Noteholder, in the conduct of any such Preference Amount, including, without limitation, all rights of any party to an adversary proceeding action with respect to any order issued in connection with any such Preference Amount. Insured Payments paid by the Series Enhancer to the ICI Indenture Trustee shall be received by the ICI Indenture Trustee, as agent for the Series 2003-1 ICI Noteholders.

(j) By acceptance of a Series 2003-1 ICI Note, each Series 2003-1 ICI Noteholder agrees to be bound by the terms of the Policy, including, without limitation, the method and timing of payment and the Series Enhancer’s right of subrogation.

(k) Notwithstanding the foregoing, in the event that payments on the Series 2003-1 ICI Notes are accelerated, such accelerated payments will not be covered by the Series Enhancer under the Policy, unless the Series Enhancer shall elect to make such accelerated payments in accordance with and subject to the terms of the Policy.

(l) The ICI Indenture Trustee shall be entitled to enforce on behalf of the Series 2003-1 ICI Noteholders the obligations of the Series Enhancer under the Policy, including, but not limited to, the enforcement of any proceeding against the Series Enhancer and making claims under the Policy. Notwithstanding any other provision of this Supplement or any Series 2003-1 Transaction Document, the Series 2003-1 ICI Noteholders are not entitled to make any claims under the Policy or institute proceedings directly against the Series Enhancer.

ARTICLE IV

Additional Covenants

In addition to the covenants set forth in Article VI of the Indenture, the Issuer hereby makes the following additional covenants for the benefit of the Series 2003-1 ICI Noteholders:

Section 401. Rule 144A. So long as any of the Series 2003-1 ICI Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or Rule 12g3-2(b) thereunder, provide to any Series 2003-1 ICI Noteholder of such restricted securities, or to any prospective Series 2003-1 ICI Noteholder of such restricted securities designated by a Series 2003-1 ICI Noteholder, upon the request of such ICI Noteholder or prospective Series 2003-1 ICI Noteholders or Owner, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

Section 402. Use of Proceeds. The proceeds from the issuance of the Series 2003-1 ICI Notes shall be used as follows: (i) to acquire the ICF Notes and any Lessor Notes issued from time to time, (ii) to payoff the outstanding principal of and interest on the Series 2002-1 ICI Notes and any and all other amounts due and payable under the Series 2002-1 Supplement, and (iii) for general corporate purposes.

Section 403. Additional Series. The Issuer shall not issue any additional Series of ICI Notes on or after the Closing Date without (a) the Rating Agency Condition having been met, (b) confirmation, in writing, that the outstanding principal balances of all Series of ICI Notes then Outstanding does not exceed the Borrowing Base, as evidenced by the ICI Asset Base Certificate most recently received by the ICI Indenture Trustee (but not earlier than the preceding Payment Date), (c) receipt of a certificate from an officer of the Issuer stating that no Amortization Event, Series 2003-1 Amortization Event, Servicer Default, ICF Event of Default, Lessor Event of Default or ICI Event of Default has occurred and is then continuing or would result from the issuance of such new Series, (d) an Opinion of Counsel (from a person other than internal counsel of Interpool) stating that such Series of ICI Notes will be treated as indebtedness for federal income tax purposes if after giving effect to such issuance there would be more than one hundred (100) Persons holding all ICI Notes (including the Class B ICI Notes) and all equity interests in ICI that have not received an Opinion of Counsel (from a person other than internal counsel of Interpool) stating that the ICI Notes held by such Persons will be treated as indebtedness for federal income tax purposes, and (e) an opinion of Counsel that all conditions precedent to the issuance of any such additional Series of ICI Notes contained in the Series 2003-1 Transaction Documents have been satisfied.

Section 404. Annual Perfection Opinion. Within 90 days after the beginning of each calendar year, beginning with the calendar year 2003, the Issuer shall furnish to the ICI Indenture Trustee, the Administrative Agent, each Rating Agency, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty and the Series Enhancer, an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, recording and refiling of (x) each Indenture, this Supplement and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to maintain the Lien created by each Indenture and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and (y) the ICF Indenture, each Lessor Indenture and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to maintain the Lien created by such indenture and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of the ICI Indenture, this Supplement, the ICF Indenture, each Lessor Indenture and any other requisite documents and the execution and filing of any financing statements and continuation statements that, in the opinion of such counsel, are required to maintain the lien and security interest of the ICI Indenture, the ICF Indenture and each Lessor Indenture.

Section 405. Protection of ICI Collateral. The Issuer shall, from time to time, execute and deliver all amendments hereto and the other ICI Relevant Documents and all such financing statements, continuation statements, control agreements, instruments of further assurance and other instruments, and shall, upon the reasonable request of any of the Servicer, the Series Enhancer or the ICI Indenture Trustee, take such other action necessary or advisable to (a) maintain the first priority of and perfect the security interest Granted to each Indenture Trustee, (b) satisfy its obligations under Section 604 of the ICI Indenture and (c) pay any and all taxes levied or assessed upon all or any part of the ICI Collateral.

ARTICLE V

Conditions to Issuance

Section 501. Conditions to Issuance. The ICI Indenture Trustee shall not authenticate the Series 2003-1 ICI Notes unless (i) all conditions to the issuance of the Series 2003-1 ICI Notes under the Placement Agency Agreement, the Indenture and this Supplement shall have been satisfied, and (ii) the Issuer shall have delivered a certificate to the ICI Indenture Trustee to the effect that all conditions set forth in the Placement Agency Agreement, the Indenture and this Supplement shall have been satisfied.

ARTICLE VI

Representations, Warranties, and Covenants

To induce the Series 2003-1 ICI Noteholders to purchase the Series 2003-1 ICI Notes hereunder and the Series Enhancer to execute and deliver its Enhancement Agreement, the Issuer hereby makes the following representations, warranties and covenants as of the Closing Date to the Series 2003-1 ICI Noteholders, the Series Enhancer, the Administrative Agent and the ICI Indenture Trustee.

Section 601. Existence. The Issuer is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has not been organized under the laws of any other jurisdiction within the past five (5) years. The Issuer is not organized under the laws of any other State and is in good standing and is duly qualified to do business in each jurisdiction where the failure to be so qualified would have a material adverse effect upon the Issuer. The Issuer has full power and authority to own its properties and to conduct its business as presently conducted. The organizational identification number of the Issuer is 3573886.

Section 602. Authorization. The Issuer has the full power and is duly authorized to execute and deliver this Supplement and the other Series 2003-1 Transaction Documents to which it is a party; the Issuer is and will continue to be duly authorized to borrow monies hereunder and to own its properties and conduct its business as such business is presently conducted; and the Issuer is and will continue to be authorized to perform its obligations under this Supplement and under the other Series 2003-1 Transaction Documents. The Issuer has duly authorized the execution, delivery and performance of each of the foregoing and the sale of the Series 2003-1 ICI Notes. The execution, delivery and performance by Issuer of this Supplement and the other Series 2003-1 Transaction Documents to which it is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, member or any other Person which has not already been obtained.

Section 603. No Conflict; Legal Compliance. The execution, delivery and performance of this Supplement and each of the other Series 2003-1 Transaction Documents and the execution, delivery and payment of the Series 2003-1 ICI Notes will not: (a) contravene any provision of Issuer’s limited liability company operating agreement; (b) contravene, conflict with or violate any applicable law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) violate or result in the breach of, or constitute (with or without notice, lapse of time or both) a default under, or result in the creation or imposition of any Lien (other than as contemplated by this Supplement or the Indenture) under this Supplement, the Indenture, the Series 2003-1 Transaction Documents, any other material indenture or other loan or credit agreement, mortgage, deed of trust, commitment letter, or other material agreement or instrument to which Issuer is a party or by which Issuer, or its property and assets may be bound or affected. The Issuer is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party.

Section 604. Validity and Binding Effect. This Supplement is, and each Series 2003-1 Transaction Document to which Issuer is a party, when duly executed and delivered, will be, legal, valid and binding obligations of Issuer, enforceable against Issuer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws (whether statutory, regulatory or decisional) and general equitable principles affecting the enforcement of creditors’ rights and remedies regardless of whether such enforceability is considered in a proceeding at equity or at law remedies.

Section 605. Reserved.

Section 606. Executive Offices. The current location of Issuer’s chief executive office and principal place of business is located at c/o Global Securitization Services, LLC, 445 Broad Hollow Road, Suite 239, Melville, New York 11747 and the Issuer has not had any other chief executive office or principal place of business within the five year period prior to the date hereof.

Section 607. No Agreements or Contracts. The Issuer is not now and has not been a party to any contract or agreement (whether written or oral) other than the Series 2003-1 Transaction Documents, the Series 2002-1 Transaction Documents (as defined in the Series 2002-1 Supplement) and any other ICI Related Document entered into in connection with the issuance of any other Series of ICI Notes.

Section 608. Consents and Approvals. No approval, authorization, consent, order or any other action of any trustee or holder of any Indebtedness or obligation of the Issuer or of any other Person under any agreement, contract, lease or license or similar document or instrument to which the Issuer is a party or by which the Issuer is bound, is required to be obtained by the Issuer in order to make or consummate the transactions contemplated under the Series 2003-1 Transaction Documents, except for those that have been obtained on or prior to the Closing Date. All consents, licenses, authorizations, orders, approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities, Persons, or other organizations required to- be obtained by the Issuer in order to make or consummate the transactions contemplated under the Series 2003-1 Transaction Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

Section 609. Margin Regulations. The Issuer does not own any “margin security”, as that term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Series 2003-1 ICI Notes issued under this Supplement will be used only for the purposes contemplated hereunder. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Supplement to be considered a “purpose credit” within the meaning of Regulations T, U and X. The Issuer will not take or permit any agent acting on its behalf to take any action which might cause this Supplement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

Section 610. Taxes. All federal, state, local and foreign tax returns, reports and statements which, to the Issuer’s knowledge, are required to be filed by the Issuer have been filed, or caused to be filed, with the appropriate Governmental Authorities, and all Taxes, other taxes and other impositions shown thereon to be due and payable by the Issuer have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or the Issuer is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP in the financial statements provided to the ICI Noteholders pursuant to Section 628 of the Indenture. The Issuer has paid when due and payable all material charges upon the books of the Issuer and no Governmental Authority has asserted, to its knowledge, any Lien against the Issuer or its property with respect to unpaid Taxes or other taxes. Proper and accurate amounts have been withheld by the Issuer from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings has been timely paid to the respective Governmental Authorities.

Section 611. Other Regulations. The Issuer is not an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, or “controlled” by, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended from time to time. The issuance of the Series 2003-1 ICI Notes hereunder and the application of the proceeds and repayment thereof by the Issuer and the performance of the transactions contemplated by this Supplement and the other Series 2003-1 Transaction Documents will not violate any provision of the Investment Company Act of 1940 or any rule, regulation or order issued by the SEC thereunder.

Section 612. Solvency and Separateness.

(a) The capital of the Issuer is adequate for the business and undertakings of the Issuer as currently conducted and as proposed to be conducted.

(b) Other than with respect to the transactions contemplated by the Series 2003-1 Transaction Documents, the ICI Relevant Documents or pursuant to a Financing, the Issuer is not engaged in any business transactions with the Sellers or the Servicer.

(c) At least one “Non-Managing Member” of the Issuer is an independent member (as described in Section 8.1 of the Issuer’s Operating Agreement).

(d) Except as set forth in the Lockbox Intercreditor Agreement, the Issuer’s funds and assets are not, and will not be, commingled with those of the Sellers or the Servicer, except as expressly permitted by the Servicing Agreement.

(e) The operating agreement of the Issuer requires it to maintain (A) correct and complete books and records of account, and (B) minutes of the meetings and other proceedings of its members.

(f) The Issuer is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by this Supplement and the Series 2003-1 Transaction Documents and after giving effect to such transactions, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Issuer have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, trustee or similar official in respect of the Issuer or any of its assets.

Section 613. Survival of Representations and Warranties. So long as any of the Series 2003-1 ICI Notes shall be Outstanding and until payment and performance in full of the ICI Outstanding Obligations, the representations and warranties contained herein shall survive the execution and delivery of the Series 2003-1 Notes and shall have a continuing effect as having been true when made.

Section 614. No Default. No ICI Event of Default, Amortization Event or Series 2003-1 Amortization Event has occurred and is continuing and no event has occurred that with the passage of time would become an ICI Event of Default, Amortization Event or Series 2003-1 Amortization Event.

Section 615. Litigation and Contingent Liabilities.

(a) There is no order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority to which the Issuer is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending or, to the knowledge of the Issuer threatened before or by any Governmental Authority, against the Issuer that individually or in the aggregate is reasonably likely to have a material adverse effect upon the Issuer.

(b) There are no proceedings or investigations to which the Issuer is a party pending, or, to its best knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (a) asserting the invalidity of any of the Series 2003-1 Transaction Documents, (b) seeking to prevent the consummation of any of the transactions contemplated by the Series 2003-1 Transaction Documents, (c) seeking any determination or ruling that would materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, the Series 2003-1 Transaction Documents or (d) which would have a material adverse effect on its ability to perform its obligations under the Series 2003-1 Transaction Documents.

Section 616. Title; Liens. The Issuer has and shall continue to have good, legal and marketable title to each of its respective assets, and none of such assets is subject to any Lien, except for the Lien created or permitted pursuant to the Indenture.

Section 617. Subsidiaries. The Issuer has had no, and shall not have any, subsidiaries and does not own or hold, nor shall it own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

Section 618. No Partnership. The Issuer is not and shall not be a partner or joint venturer in any partnership or joint venture.

Section 619. Pension and Welfare Plans. The execution and delivery of this Supplement and the other ICI Relevant Documents and the consummation of the transactions contemplated hereby and thereby will neither result in, constitute or otherwise give rise to a “prohibited transaction” as described in Section 406 of ERISA or Section 4975 of the Code, with respect to a Contributor Plan. For the purpose of this Section 619, the term “Contributor Plan” shall mean an “employee benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are, have been or are required to be made, by Interpool or the Issuer or by any trade or business, whether or not incorporated, which, together with Interpool or the Issuer, is under common control, as described in Section 414(b) or (c) of the Code or Section 4001 of ERISA. Neither the Issuer nor any ERISA Affiliate maintains or has any obligation with respect to, or has at any time maintained or had any obligation with respect to a defined benefit plan as defined in Section 3 (35) of ERISA or a money purchase pension plan subject to Section 412 of the Code or a multiemployer pension plan as defined in Section 3 (37) of ERISA.

Section 620. Reserved.

Section 621. Information. No information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Issuer to the ICI Indenture Trustee, any Series 2003-1 ICI Noteholder or the Series Enhancer (when taken together), (i) is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the recipient thereof at the time of delivery or thereafter) as of the date so furnished, and (ii) no such document contains or will contain any material misstatement of fact or (with respect to any offering document for any of the ICI Notes) omits or shall omit to state a material fact necessary to make the statements contained therein not misleading. To the extent that any information, exhibit, financial statement, document, book, record or report that is furnished by or on behalf of the Issuer contain any untrue statement of material fact or (with respect to any offering document for any of the ICI Notes) omit to state any material fact necessary to make the statements herein or therein not misleading, the Issuer shall correct, or cause to be corrected, such statement or omission.

Section 622. Bulk Sales. The execution, delivery and performance of this Supplement and the other Series 2003-1 Transaction Documents do not require compliance with any “bulk sales” law by the Issuer.

Section 623. Reserved.

Section 624. Selection Procedures. No procedures believed by it to be materially adverse to the interests of the ICI Noteholders or the Series Enhancer were utilized by the Issuer, the Trust or the Servicer in identifying and/or selecting the Transferred Assets.

Section 625. Transfer Agreements. The Transfer Agreements are the only agreements pursuant to which the Trust, on behalf of the Issuer, purchases or otherwise acquires the Transferred Assets.

Section 626. Value Given. ICF shall have given reasonably equivalent value in consideration for the transfer to the Trust of the Transferred Assets acquired by the Trust and ICI shall have given reasonably equivalent value in consideration for the purchase of the ICF Notes and the Lessor Notes, no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

Section 627. Security Interest. The Issuer has granted a first priority security interest (as defined in the UCC) to the ICI Indenture Trustee, in the ICI Collateral pledged by it under the Indenture, which is enforceable in accordance with applicable law upon execution and delivery of the Indenture and the Issuer acquiring an interest in such ICI Collateral. All filings (including, without limitation, UCC filings) as are necessary in any jurisdiction to perfect a first priority security interest in the ICI Collateral pledged under the Indenture to the ICI Indenture Trustee, have been made or fully executed copies of all such filings have been delivered to the ICI Indenture Trustee for filing.

Section 628. Accuracy of Representations and Warranties. Each representation and warranty made by it contained herein or in any ICI Relevant Document or in any Series 2003-1 Transaction Document or in any certificate or other document furnished by it pursuant hereto, to any ICI Relevant Document or to any Series 2003-1 Transaction Document or in connection herewith or therewith is true and correct in all material respects.

Section 629. Offer and Sale. None of the Issuer, the Servicer, their respective affiliates and, to the best of their respective knowledge, any Person acting on its behalf has offered to sell the Series 2003-1 ICI Note(s) by any form of general solicitation or general advertising. Neither the Issuer nor any Person acting on its behalf has offered or sold the Series 2003-1 ICI Note(s) or other similar security in any manner that would render the issuance and sale of the Series 2003-1 ICI Note(s) a violation of the Securities Act, or require registration pursuant thereto, nor has it authorized nor will it authorize any person to act in such manner.

Section 630. Master List. The Master List and each supplement thereto or amendment thereof will be made available to the ICI Indenture Trustee by the Issuer and will include an accurate description of the Contracts and the Equipment acquired by the Trust.

Section 631. Rating Agency Security Interest Representations.

(a) This Supplement and the Indenture create a valid and continuing security interest (as defined in the applicable UCC) in the ICI Collateral in favor of the ICI Indenture Trustee (for the benefit of the ICI Noteholders, the ICI Control Party, each Series Enhancer and the Administrative Agent), which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(b) The Issuer owns and has good and marketable title to the ICI Collateral, free and clear of any Lien, claim or encumbrance of any Person.

(c) All original executed copies of each ICI Relevant Document and any related note that constitute or evidence the ICI Collateral have been delivered to the ICI Indenture Trustee.

(d) The Issuer has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the ICI Collateral granted to the ICI Indenture Trustee (for the benefit of the ICI Noteholders, the ICI Control Party, each Series Enhancer and the Administrative Agent) in this Supplement and the Indenture.

(e) Other than the security interest granted to the ICI Indenture Trustee pursuant to this Supplement and the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the ICI Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the ICI Collateral other than any financing statement (i) relating to the security interest granted to the ICI Indenture Trustee in this Supplement or the Indenture and which names JPMorgan Chase Bank as ICI Indenture Trustee as secured party or assignee of the secured party, or (ii) that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(f) None of the ICI Relevant Documents or any instruments that constitute or evidence the ICI Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the ICI Indenture Trustee.

(g) The Issuer has received all necessary consents and approvals required by the terms of the ICI Collateral to the transfer to the ICI Indenture Trustee of its interest and rights in such ICI Collateral hereunder or under the Indenture.

(h) The ICI Securities Accounts are not in the name of any Person other than the ICI Indenture Trustee. The Issuer has not consented to the securities intermediary of any ICI Securities Account to comply with entitlement orders of any Person other than the ICI Indenture Trustee.

ARTICLE VII

Additional Amortization Events

Section 701. Additional Amortization Events. In addition to the Amortization Events set forth in Section 1201 of the Indenture, the following events (whatever the reason for such event, and whether it shall be voluntary or involuntary or be affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority) shall constitute an “Amortization Event” hereunder (the “Series 2003-1 Amortization Events”):

(a) the aggregate ICI Outstanding Obligations of all Series then Outstanding on any Payment Date (after giving effect to all principal payments to be paid on such Payment Date) exceeds the Borrowing Base, and such condition continues for a period of fifteen (15) Business Days; provided, however, that such fifteen (15) Business Day cure period shall not apply if the ICI Outstanding Obligations of all Series then Outstanding exceeds the Borrowing Base due to the failure of a Seller to repurchase or substitute Transferred Assets in accordance with the provisions of the related Transfer Agreement;

(b) on any Payment Date, the outstanding principal balance of all Classes of a Series of ICI Notes (after giving effect to all principal payments to be paid on such Payment Date) exceeds its ICI Minimum Targeted Principal Balance (as defined in the Indenture and as set forth in the related Supplement for such Series of ICI Notes) and such failure continues unremedied for five (5) Business Days;

(c) the ICF Cash Flow Ratio (measured as of the end of each fiscal quarter for the sum of the four immediately preceding fiscal quarters, divided by four) shall be less than 2.0 to 1.0 on a rolling four quarter basis; provided that such Amortization Event shall be deemed to be automatically cured to the extent such ratio is greater than 2.0 to 1.0 as of any subsequent quarter; or

(d) as of the last day of any calendar month, the Interpool Fleet Utilization shall be less than 65%; provided that such Series 2003-1 Amortization Event shall thereafter be deemed to be automatically cured to the extent such Interpool Fleet Utilization percentage is greater than 65% as of the end of any subsequent month.

ARTICLE VIII

Miscellaneous Provisions

Section 801. Ratification of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 802. Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 803. Governing. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 804. Notices to Rating Agencies. Whenever any notice or other communication is required to be given to the Rating Agencies pursuant to the Indenture or this Supplement, such notice or communication shall be delivered as follows: (i) to Moody’s, at Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10001, Attention: ABS Monitoring Group and (ii) if to S&P, at Standard & Poor’s Ratings Services, 55 Water Street, 41st Floor, New York, New York 10011, Attention: Asset-Backed Surveillance Group - telephone: (212/438-2435), fax: (212/438-2664). Any rights to notices conveyed to a Rating Agency pursuant to the terms of this Supplement shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to the Series 2003-1 ICI Notes.

Section 805. Statutory References. References in this Indenture and any other Series 2003-1 Transaction Document to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto.

Section 806. No Petition. Each of the Issuer, the Servicer and the ICI Indenture Trustee hereby covenants and agrees, the Series Enhancer by issuing its Policy and each ICI Noteholder by its acquisition of its ICI Note shall be deemed to covenant and agree, that it will not institute against, or join any other Person in instituting against, a Bankruptcy Remote Warehouse Provider prior to the date that is one year and one day since the last day on which any commercial paper of such Person shall have been outstanding, or institute against, or join any other Person in instituting against, the Issuer, the Trust, ICF or a Lessor prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to each Indenture and the other ICI Relevant Documents, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any applicable bankruptcy, insolvency or similar law. The provisions of this Section 806 shall survive the termination of this Supplement.

Section 807. Third Party Beneficiaries. The Series Enhancer is an express third party beneficiary of this Supplement and shall be entitled to rely on and enforce all representations, warranties, covenants and agreements contained herein as if made directly to it and as if it were a party hereto. The Series 2003-1 Noteholders are express third party beneficiaries of this Supplement and shall be entitled to rely on and enforce all representations, warranties, covenants and agreements contained herein in accordance with this Supplement and the Indenture.

IN WITNESS WHEREOF, the Issuer, the Servicer, the Administrative Agent and the ICI Indenture Trustee have caused this Supplement to be duly executed and delivered by their respective officers all as of the day and year first above written.

INTERMODAL CHASSIS ISSUANCE, LLC
By:	GSS Holdings (ICI), Inc.,
Its:	Managing Member

By:	/s/ Andrew L. Stidd
Name:	Andrew L. Stidd
Title:	President

JPMORGAN CHASE BANK, not in its individual capacity, but as ICI Indenture Trustee
By:	/s/ Jennifer H. McCourt
Name:	Jennifer H. McCourt
Title:	Vice President

INTERPOOL, INC., as Servicer
By:	/s/ Mitchell I. Gordon
Name:	Mitchell I. Gordon
Title:	Executive Vice President and Chief Financial Officer

WACHOVIA SECURITIES, INC. (f/k/a First Union Securities, Inc.) as Administrative Agent
By:	/s/ Jack T. Wagler
Name:	Jack T. Wagler
Title:	Director